Exhibit 23.8

[Letterhead of Frost & Sullivan]

October 16, 2015

Hutchison China MediTech Limited

Room 2108, 21/F, Hutchison House

10 Harcourt Road

Hong Kong

Re: Hutchison China MediTech Limited

Consent of Frost & Sullivan

Ladies and Gentlemen,

We understand that Hutchison China MediTech Limited (the “Company”) plans to file a registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed public offering (the “Offering”).

Frost & Sullivan hereby consents to references to its name and the inclusion of information, data and statements from and citation of our research reports and amendments thereto, including but not limited to the industry research report entitled “Independent Market Research of Global Pharmaceutical Market and Drug R&D Market” (the “Report”), and any subsequent amendments to the Report, in the Registration Statement filed or to be filed with the SEC, any marketing document and material used in relation to the Offering, any document and material used in institutional and retail road shows and other activities in connection with the Offering, any document and material used in any capital raising transaction effected substantially concurrently with the Offering and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, “SEC Filings”).

Frost & Sullivan also hereby consents to the filing of this letter as an exhibit to the Registration Statement and as an exhibit to any other SEC Filings.

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Yves Wang
Name:	Yves Wang
Title:	Managing Director, China

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